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                                                                       EXHIBIT 5

                                  [LETTERHEAD]


July 8, 1996



The Securities & Exchange Commission
Judiciary Plaza
450 - 5th Street N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     Re:  NORTECH SYSTEMS INCORPORATED

     This opinion is furnished in connection with the Registration Statement on Form S-1, (the "Registration Statement") filed with the Securities and Exchange Commission by Nortech Systems Incorporated (the "Company"), covering up to 111,400 shares of the Company's common stock, par value $.01, (the "Common Stock").

     We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purposes of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and issuance of shares of Common Stock as described in the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.

     2. The Company had at the time of issuance of the shares of Common Stock offered by the Selling Shareholders, and has at present, corporate authority to issue the shares of Common Stock covered by the Registration Statement.

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     3.  The shares of Common Stock previously issued and proposed to be sold by the Selling Shareholders in the public offering as described in the Registration Statement have been duly and validly issued, and are fully paid and non-assessable.

     We hereby consent to the reference of our firm in the section captioned "Legal Opinions" in the Registration Statement.

                                       Sincerely,

                                       PHILLIPS & GROSS, P.A.


                                       By
                                               Bert M. Gross